Exhibit 99.1
Anthera Suspends Enrollment and Dosing in PEARL-SC Clinical Trial to Address Reports of Vial Problems
HAYWARD, Calif., November 16, 2010 — Anthera Pharmaceuticals, Inc. (Nasdaq: ANTH), a biopharmaceutical company developing drugs to treat serious diseases associated with inflammation, today announced that it has notified the US Food and Drug Administration (FDA) that the company has placed a voluntary hold on PEARL-SC, the Phase 2b study of A-623 for the treatment of Systemic Lupus Erythematosus (lupus), due to problems found with product vials. The company was recently notified by a single clinical investigator that a number of vials of clinical product had experienced structural failure (“cracking”). After a preliminary inspection of selected product inventory at the site and at a product storage facility the company determined Monday evening that the single site finding was not an isolated problem. As a result of these findings, patient enrollment in the PEARL-SC study was immediately suspended and patients currently enrolled in the study will discontinue dosing while the company conducts a complete analysis of the problem. There have been no reports of patient-related side effects or problems with drug administration that could be attributed to this problem and to date, no serious adverse events (or SAEs) have been reported to the company in the PEARL-SC trial.
“The safety of our patients and the trust of the healthcare professionals involved in our clinical trials are of the utmost importance to Anthera so we have voluntarily placed PEARL-SC on hold until we can satisfactorily address the vial cracking that has been reported,” said Paul F.Truex, CEO of Anthera Pharmaceuticals. “Getting to the root of this issue and resuming the clinical program for A-623 is a top priority. We believe that A-623 represents a promising therapeutic option for patients with autoimmune diseases and remain committed to working as quickly as possible to resolve this issue and discuss our plans with the FDA. We intend to provide a further update once those plans are in place.”
Anthera management will host a conference call today, November 16, at 5 pm Eastern Time (2 pm Pacific Time) to discuss today’s announcement. U.S. and Canadian participants may dial (877) 312-8807; international participants may dial (253) 237-1190. The conference ID is 26065329. To access the 24-hour audio replay, U.S. and Canadian participants may dial (800) 642-1687; international participants may dial (706) 645-9291. The conference ID for the replay is 26065329. The audio replay will be available until November 24, 2010. This conference call will be webcast live and archived on Anthera’s website until November 16, 2011, www.anthera.com.
About Anthera Pharmaceuticals
Anthera Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation, including cardiovascular and autoimmune diseases. Anthera has one Phase 3 clinical program, A-002, and two Phase 2 clinical programs, A-623 and A-001. A-002 and A-001 inhibit a novel enzyme target known as sPLA2 . Elevated levels of sPLA2 have been implicated in a variety of acute inflammatory conditions, including acute coronary syndrome and acute chest syndrome, as well as chronic diseases such as stable coronary artery disease (CAD). Anthera’s Phase 2 product candidate, A-623, targets elevated levels of B-lymphocyte stimulator (BAFF) which has been associated with a variety of B-Cell mediated autoimmune diseases, including systemic lupus erythematosus (lupus). For more information, please visit www.anthera.com.
Safe Harbor Statement
Certain statements contained in this press release that refer to future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Anthera’s expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially as set forth in the Company’s public filings with the Securities and Exchange Commission, including Anthera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.
CONTACTS:
Chris Lowe, CFO of Anthera Pharmaceuticals, Inc., clowe@anthera.com or 510.856.5585
Peter Rahmer of The Trout Group, prahmer@troutgroup.com or 646.272.8526
Christine Labaree of The Trout Group, clabaree@troutgroup.com or 978.697.8463